EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-37652, 333-64504, 333-64504-01, 333-64504-02, 333-71004, 333-71004-01, 333-71004-02, 333-84418, 333-84418-01, 333-84418-02, 333-110125 and Amendment No. 1 thereto, 333-103922, and 333-115159 on Form S-3 and Registration Statement Nos. 333-32833, 333-32837, 333-45657, 333-46671, 333-62014, 333-92260, 333-105133, and 333-125169 on Form S-8 of TXU Corp. of our reports on the consolidated financial statements dated March 16, 2005, except for Note 21 as to which the date is June 8, 2005 (which report expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) and the rescission of Emerging Issues Task Force Issue No. 98-10 as described in Note 3 of the Notes to the Financial Statements and the restatement of the statements of cash flows for the three years in the period ended December 31, 2004) and management’s report on the effectiveness of internal control over financial reporting also dated March 16, 2005 appearing in this Annual Report on Form 10-K/A of TXU Corp. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

June 13, 2005